SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FBR Asset Investment Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

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      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

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     FBR Asset Investment Corporation

      (4) Date filed:

     April 23, 2002

FBR Asset Investment Corporation

Potomac Tower

1001 Nineteenth Street North
Arlington, Virginia 22209

April 23, 2002

Dear Shareholder:

      On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of FBR Asset Investment Corporation, which will be held at the Monarch Hotel, 2401 M Street, NW, Washington, DC, on Thursday, May 23, 2002, at 10:00 a.m. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

      It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will it ensure that your vote is counted if for whatever reason you are unable to attend.

      Your continued support of, and interest in, FBR Asset Investment Corporation are sincerely appreciated.

Sincerely,

Eric F. Billings Chairman

FBR ASSET INVESTMENT CORPORATION

Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of FBR Asset Investment Corporation:

      NOTICE IS HEREBY GIVEN THAT the 2002 Annual Meeting of shareholders (the “Annual Meeting”) of FBR Asset Investment Corporation (the “Company”) will be held at the Monarch Hotel, 2401 M Street, NW, Washington, DC, on Thursday, May 23, 2002, at 10:00 a.m., for the following purposes:

1.	To elect five directors to serve on the Board of Directors for a one-year term or until their successors have been duly elected and qualified;

2.	To approve an amendment to the Company’s Articles of Incorporation to state that nothing within the Articles of Incorporation shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange;

3.	To approve an amendment to the FBR Asset Investment Corporation Stock Incentive Plan to increase the number of shares of common stock issuable under the plan from 155,000 to 605,000;

4.	To ratify the appointment by the Board of Directors of the Company of KPMG LLP as independent auditors for the fiscal year ended December 31, 2002; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only shareholders of the Company of record as of the close of business on April 4, 2002 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      Further information regarding the Annual Meeting and the proposals to be voted on by the shareholders is contained in the enclosed Proxy Statement.

By Order of the Board of Directors,

Mary A. Sheehan Corporate Secretary

Arlington, Virginia
April 23, 2002

Your vote is very important. As soon as possible, please sign, date and return the enclosed proxy card in the accompanying, postage pre-paid envelope. Shareholders attending the meeting may vote in person even if they have returned a proxy card.

FBR ASSET INVESTMENT CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors of FBR Asset Investment Corporation, a Virginia corporation (the “Company”), for use at the Annual Meeting of shareholders to be held at the Monarch Hotel, 2401 M Street, NW, Washington, DC, on Thursday, May 23, 2002, at 10:00 a.m. and any adjournments thereof. The mailing address of the principal executive offices of the Company is Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209. This Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting are first being mailed to the shareholders of the Company on or about April 23, 2002.

Questions & Answers about the Meeting

Notice & Voting

Question:	Who is entitled to vote?

Answer:	Each outstanding share of the Company’s common stock entitles its holder to one vote. Only shareholders of record at the close of business on April 4, 2002, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Question:	How do I vote?

Answer:	If you complete and properly sign the accompanying proxy card, it will be voted as you specify. If you are the shareholder of record and do not specify how to vote, it will be voted for the election of the nominees named in this Proxy Statement as directors, for the proposed amendment to the Company’s Articles of Incorporation, for the proposed amendment to the FBR Asset Investment Corporation Stock Incentive Plan and for the ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ended December 31, 2002.

Question:	Can I revoke my proxy and change my vote?

Answer:	You may revoke the proxy either by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting, by submitting a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Question:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Answer:	If you hold your shares of Company common stock in “street name” (that is, through a broker or intermediary), you may vote and revoke a previous vote only by following the procedures established by the record holder or its agent.

Question:	What vote is needed to approve each item?

Answer:	With regard to the election of directors, shareholders may vote in favor of some or all of the nominees or withhold their vote as to some or all of the nominees. If a quorum is present, then the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors. With regard to the proposals to approve the amendment to the Company’s Articles of Incorporation, to approve the amendment to the FBR Asset Investment Corporation Stock Incentive Plan and to ratify the appointment of the auditors, shareholders may vote in favor of each such proposal, against each such proposal or abstain from voting. Approval of the proposal to amend the Articles of Incorporation requires the affirmative vote of the holders of a majority of the shares entitled to vote on such matter. Approval of the proposal to amend the FBR Asset Investment Corporation Stock Incentive Plan and to ratify the appointment of the auditors requires the affirmative vote of the holders of a majority of the shares cast on such matter at the Annual Meeting.

Question:	What is the effect of an abstention?

Answer:	You may not abstain from electing a nominee as a director. With respect to each nominee, you must vote for the election of the nominee or withhold your vote. Abstentions from the proposals to approve the amendment to the Company’s Articles of Incorporation, to approve the amendment to the FBR Asset Investment Corporation Stock Incentive Plan and to ratify the appointment of the auditors, will not be counted “for” or “against” such proposals, but will be counted for the purpose of determining the existence of a quorum.

Question:	What if I hold my shares in “street name” and do not specify how my shares should be voted?

Answer:	Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners, unless the brokers have been given discretionary voting power by the beneficial owners. However, a broker or nominee holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner of the shares. In such a case, the broker may not vote on these proposals. This results in what is known as a “broker non-vote.” A “broker non-vote” has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal, and “broker non-votes” will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. As a result, broker non-votes will have the effect of a negative vote on the proposal to approve the amendment to the Company’s Articles of Incorporation because that proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on such matter. Broker non-votes will have no effect on the proposal to approve the amendment to the FBR Asset Investment Corporation Stock Incentive Plan or the proposal to ratify the appointment of the auditors, because each of those proposals requires the affirmative vote of a majority of the votes cast. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of the proposal relating to the election of directors. Votes “withheld” from a director-nominee also have the effect of a negative vote since a plurality of the shares cast at the Annual Meeting is required for the election of each director.

Question:	What constitutes a quorum?

Answer:	A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. At the close of business on April 15, 2002, the Company had outstanding 18,438,332 shares of common stock.

Question:	What are the Board’s recommendations?

Answer:	The Board of Directors recommends a vote FOR election of each of the nominees for director, FOR the proposal to approve the amendment to the Company’s Articles of Incorporation, FOR the proposal to approve the amendment to the FBR Asset Investment Corporation Stock Incentive Plan and FOR the proposal to ratify the appointment of KPMG LLP as the Company’s auditors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for a Board of Directors consisting of not less than one nor more than nine members, unless otherwise determined by the affirmative vote of at least 80% of the Board of Directors. Directors are elected by the shareholders of the Company at each Annual Meeting. The Board of Directors has set at five the number of directors constituting the current Board of Directors to be elected at the Annual Meeting.

All five of the current directors of the Company, Eric F. Billings, Emanuel J. Friedman, Peter A. Gallagher, Stephen D. Harlan and Russell C. Lindner, have been nominated for reelection to serve as directors for a one-year term expiring at the Company’s Annual Meeting in 2003 or until their successors are elected or appointed. Biographical information about each nominee is set forth below.

If any nominee becomes unavailable or unwilling to serve the Company as a director for any reason, the persons named as proxies in the form of proxy are expected to consult with management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any nominee, and each has indicated his willingness to serve as a director of the Company if elected by the shareholders at the Annual Meeting.

NOMINEES FOR ELECTION AS DIRECTOR

ERIC F. BILLINGS, age 49, has served as a director of the Company since its founding in 1997. Mr. Billings served as Vice Chairman, President and Chief Operating Officer of the Company from its founding in 1997 until April 2000. Since April 2000, he has served as Chairman and Chief Executive Officer. He served as the Vice Chairman and Chief Operating Officer of Friedman, Billings, Ramsey Group, Inc. (together with its predecessors, “FBR Group”) from FBR Group’s founding in 1989 until 1999, and has served as Vice Chairman and Co-Chief Executive Officer of FBR Group since 1999. Mr. Billings is involved in FBR Group’s investment banking, research, brokerage, and asset management activities. He currently also serves as the Vice Chairman and Co-Chief Executive Officer of Friedman, Billings, Ramsey Investment Management, Inc. (“FBRIM”), the manager of the Company’s assets. He also manages private investment funds sponsored by FBRIM. Mr. Billings entered the securities industry in 1982, when he joined Legg Mason Wood Walker & Co., Inc., and from 1984 until 1989, he was Senior Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, DC brokerage firm.

EMANUEL J. FRIEDMAN, age 56, has served as a director of the Company since its founding in 1997 and served as Chairman from 1997 until April 2000. He served as Chairman and Chief Executive Officer of FBR Group from its founding in 1989 until 1999, and has served as the Chairman and Co-Chief Executive Officer of FBR Group since 1999. Mr. Friedman is involved in FBR Group’s investment banking, research, brokerage, and asset management activities. He currently serves as the Chairman and Co-Chief Executive Officer of FBRIM, the manager of the Company’s assets. He also manages private investment funds sponsored by FBRIM. Mr. Friedman founded the Friedman, Billings, Ramsey Foundation, a charitable foundation, in 1993 and currently serves as one of its directors. Mr. Friedman entered the securities industry in 1973, when he joined Legg Mason Wood Walker & Co., Inc., and from 1985 until 1989, he was Senior Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, DC brokerage firm.

PETER A. GALLAGHER, age 61, has served as a director since August 2000. Since July 1997, Mr. Gallagher has served as the Chief Executive Officer of America’s Promise — the Alliance for Youth, a non-profit organization dedicated to building the character and competence of America’s youth. From 1994 through 1996, Mr. Gallagher served as Chief Executive Officer of Source One Financial Services, Inc. and from 1989 through 1993 he served as Senior Vice President of AT&T Consumer Affairs. Mr. Gallagher currently serves as a member of the Board of Trustees of Pew Charitable

Trust — Partnership for Civic Change, and from 1996 until 1999 he served as a member of the Board of Directors of Retrieval Technologies and as Vice Chairman of the District of Columbia Emergency Board of Education.

STEPHEN D. HARLAN, age 68, has served as a director of the Company since its founding in 1997. He is the Chairman of Harlan Enterprises LLC, a specialized real estate investment firm. Before joining Harlan Enterprises LLC in 2001, he served as Chairman of H.G. Smithy Company, a real estate management and investment firm. Before joining H.G. Smithy Company in 1993, Mr. Harlan was Vice Chairman of KPMG Peat Marwick, where he also served on KPMG’s International Council, Board of Directors, and Management Committee. In June 1995, President Clinton appointed Mr. Harlan to the District of Columbia Financial Responsibility and Management Assistance Authority, where he served as Vice Chairman until September 1998. Mr. Harlan chairs the Finance Committee and is a member of the Board of Directors of MedStar Health, Inc. He also serves on the Board of Directors of the Mary and Daniel Loughran Foundation, Inc., is a member of the Senior Council of the Greater Washington Board of Trade, is a Trustee and member of the Executive Committee of the Carnegie Endowment for International Peace, and is the Chairman of the Board of the Council for Court Excellence.

RUSSELL C. LINDNER, age 47, has served as a director of the Company since 1999. He is currently the Chairman of the Forge Company, the parent company of Colonial Parking, Inc., and Bear Saint Properties, Inc., a real estate investment advisory firm. He has served as Chairman of the Forge Company since January 1, 1994. Mr. Lindner is a former or current board member of Riggs Bank (Board of Consultants), The Salvation Army (DC), The Federal City Council, the National Rehabilitation Hospital, the Washington International School, the Greater Washington Board of Trade and the National Parking Association. Mr. Lindner also served a three-year term as Chairman of the Board of The Landon School from 1994 until 1997.

Board Recommendation

The Board of Directors recommends a vote For each of the nominees for director.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

Article VIII of the Company’s Articles of Incorporation is intended to protect the Company’s qualification as a real estate investment trust for federal income tax purposes by imposing certain transfer of ownership restrictions upon holders of shares of the Company’s capital stock. Article VIII provides generally that no person or persons acting as a group, with certain exceptions, shall at any time directly or indirectly own more than 9.9% of the outstanding shares of capital stock of the Company.

The Board of Directors recommends an amendment to the Company’s Articles of Incorporation to include a provision required by all companies listed on the New York Stock Exchange. The proposed amendment seeks to ensure a fluid and orderly securities exchange by making certain that all transactions effected through the facilities of the New York Stock Exchange are enforceable and viable.

If the proposed amendment is approved, Article VIII of the Company’s Article of Incorporation will be amended by adding the following language to Section B(1) of Article VIII:

“Nothing in this Article VIII shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.”

A proposal will be presented at the Annual Meeting to approve the proposed amendment to the Company’s Articles of Incorporation. The adoption of the proposed amendment to the Company’s Articles of Incorporation requires the affirmative vote of the holders of a majority of the shares entitled to vote on the proposed amendment.

Board Recommendation

The Board of Directors recommends a vote For approval of the proposed amendment to the Company’s Articles of Incorporation to include the language required by the New York Stock Exchange.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE FBR ASSET INVESTMENT CORPORATION STOCK INCENTIVE PLAN

The Board of Directors has approved an amendment to the FBR Asset Investment Corporation Stock Incentive Plan to increase the maximum number of shares of common stock issuable under the plan from 155,000 to 605,000. The Board of Directors believes that the proposed increase will aid the Company in attracting, retaining and motivating officers, employees, non-employee directors and other service providers and will provide the Company and its subsidiaries and affiliated companies with an incentive compensation plan that directly links the profitability of the Company’s business with increases in shareholder value.

The following is a brief summary of the material features of the FBR Asset Investment Corporation Stock Incentive Plan:

        Administration — The stock incentive plan is administered by the Board of Directors or any committee thereof to which the Board of Directors grants authority. The full Board of Directors, however, has the sole authority to grant awards to non-employee directors.

        Eligibility — Officers, employees and non-employee directors of, and other persons who provided services to, the Company, a subsidiary or an affiliated company, who are responsible for or contribute to the growth and profitability of the business of the Company, a subsidiary or an affiliated company, are eligible to be granted awards under the stock incentive plan. No more than 1,000,000 shares of common stock may be allocated to the awards, including the maximum amounts payable under or with respect to any stock option, stock appreciation right, unrestricted common stock, restricted stock or performance unit, that are granted to any participant during any single taxable year of the Company.

        Common Stock Reserved under the Plan — The Company currently has reserved 155,000 shares of common stock for issuance pursuant to awards under the stock incentive plan. The proposed amendment to the stock incentive plan would increase the number of shares of common stock for issuance pursuant to awards under the stock incentive plan to 605,000.

        If any shares of restricted stock are forfeited, if any stock option or stock appreciation right terminates unexercised, or if any stock appreciation right (whether granted alone or in conjunction with a stock option) is exercised for cash, the shares subject to such awards shall again be available for distribution in connection with awards under the stock incentive plan. In the event of any change in the capitalization of the Company, such as a stock dividend or a stock split, or a corporate transaction, such as any merger, consolidation or spin-off, a reorganization or a liquidation of the Company, the Board of Directors may make such adjustments in the number and kind of shares subject to outstanding awards and reserved for issuance under the stock incentive plan and such other equitable adjustments as it may determine to be appropriate in its sole discretion.

        Stock Options — Stock options may be granted alone or in addition to other awards granted under the stock incentive plan and may be of two types: incentive stock options, as qualified within the meaning of Section 422 of the Internal Revenue Code, and non-qualified stock options. Any stock option granted under the stock incentive plan will be in the form that the Board of Directors may from time to time approve.

        Stock Appreciation Rights — Stock appreciation rights may be granted in conjunction with all or part of any stock option granted under the stock incentive plan. In the case of a non-qualified stock option, stock appreciation rights may be granted either at or after the time of grant of such stock option. In the case of an incentive stock option, stock appreciation rights may be granted only at the time of grant of such stock option. In addition, stock appreciation rights may be granted without relationship to a stock option to employees residing in foreign jurisdictions, where the grant of a stock option is impossible or impracticable because of securities or tax laws or other governmental regulations.

        Bonus Shares and Restricted Stock — Awards of shares of common stock or restricted stock may be made either alone or in addition to other awards granted under the stock incentive plan. In addition, a participant may receive unrestricted shares of common stock or restricted stock in lieu of certain cash payments awarded under other plans or programs of the Company. The Board of Directors shall determine the officers, employees, non-employee directors and other service providers to whom and the time or times at which grants of unrestricted shares of common stock and restricted stock will be awarded, the number of shares to be awarded to any participant, the conditions for vesting, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards.

        Performance Units — Performance units may be awarded either alone or in addition to other awards granted under the stock incentive plan. The Board of Directors determines the officers, employees, non-employee directors and other service providers to whom, and the time or times at which, performance units are awarded, the number of performance units awarded to any participant, the duration of the award cycle and any other terms and conditions of the award.

        Dividend Equivalents and Interest Equivalents — The Board of Directors may provide that a participant awarded a stock option, which is exercisable in whole or in part at a future time for shares of common stock, shall be entitled to receive an amount per share, equal in value to the cash dividends, if any, paid per share of common stock on issued and outstanding shares, as of the dividend record dates occurring during the period between the date of the award and the time each such share is delivered pursuant to the exercise of such stock option. These amounts, referred to as “dividend equivalents”, may, in the discretion of the Board of Directors, be (i) paid in cash or shares of common stock from time to time prior to or at the time of the delivery of such shares of common stock or upon expiration of the stock option if it shall not have been fully exercised (except that payment of the dividend equivalents on an incentive stock option may not be made prior to exercise); or (ii) converted into contingently credited shares of common stock (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Board of Directors. The Board of Directors, in its discretion, may authorize payment of interest equivalents on any portion of any award payable at a future time in cash and on dividend equivalents which are payable at a future time in cash.

        Tax Offset Bonus — At the time an award is made under the stock incentive plan, the Board of Directors may grant to the participant receiving the award the right to receive a cash payment in an amount specified by the Board of Directors for the purpose of assisting the participant in paying the resulting taxes. Any payment of a tax offset bonus will be made on the terms and conditions that the Board of Directors determines.

        Change in Control Provisions — Upon a Change of Control of the Company, (i) stock options which are not then exercisable shall become fully exercisable and vested, (ii) restrictions and deferral limitations applicable to any restricted stock shall lapse and (iii) all performance units shall be considered to be earned and payable in full and shall be settled in cash or in common stock as determined by the Board of Directors.

        Amendment and Termination — The Board of Directors may amend, alter or discontinue the stock incentive plan, but no amendment, alteration or discontinuation may be made which would impair the rights of participants under any award theretofore granted without the participants’ consent. In addition, no amendment may be made without the approval of the Company’s shareholders to the extent such approval is required by law or agreement. The Board of Directors may amend the terms of any stock option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent. Subject to the aforementioned provisions, the Board of Directors has the authority to amend the stock incentive plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant awards which qualify for beneficial treatment under such rules without shareholder approval.

        Employee Retirement Income Security Act — The stock incentive plan not subject to any provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Numbers of Persons Eligible to Participate

Officers, employees and non-employee directors of, and other persons who provided services to, the Company, a subsidiary or an affiliated company, who are responsible for or contribute to the growth and profitability of the business of the Company, a subsidiary or an affiliated company, are eligible to be granted awards under the stock incentive plan. The approximate number of individuals eligible to participate in the stock incentive plan is as follows: (i) three executive officers of the Company and its subsidiaries; (ii) 20 officers or employees of Friedman, Billings, Ramsey Investment Management, Inc. or its affiliates who are not also officers or employees of the Company or any of its subsidiaries but who provide services to or are responsible for or contribute to the growth and profitability of the business of the Company or its subsidiaries; and (iii) three independent directors of the Company.

Awards Under the Plan

The benefits or amounts that will be received by or allocated to the Company’s executive officers, non-officer directors and non-officer employees under the stock incentive plan, as amended by the proposed amendment, are not determinable. The benefits or amounts that would have been received by or allocated to such persons under the stock incentive plan, as amended by the proposed amendment, are not determinable.

To date, the Company has awarded 7,000 shares of restricted common stock to its executive officers as a group and 45,000 options to purchase shares of the Company’s common stock to its non-officer directors as a group under the stock incentive plan. In addition, the Company awarded 7,000 shares of restricted common stock to officers or employees of Friedman, Billings, Ramsey Investment Management, Inc. and its affiliates who are not also executive officers or employees of the Company or any of its subsidiaries but who provide services to the Company and its subsidiaries pursuant to the Company’s management agreement with Friedman, Billings, Ramsey Investment Management, Inc.

A proposal will be presented at the Annual Meeting to approve the proposed amendment to the FBR Asset Investment Corporation Stock Incentive Plan to increase the number of shares of common stock of the Company issuable under the plan from 155,000 to 605,000. The adoption of the proposed amendment to the FBR Asset Investment Corporation Stock Incentive Plan requires the affirmative vote of the holders of a majority of all of the shares with respect to which votes are cast on the proposed amendment at the Annual Meeting.

Board Recommendation

The Board of Directors recommends a vote For approval of the proposed amendment to the FBR Asset Investment Corporation Stock Incentive Plan to increase the number of shares of common stock of the Company issuable under the plan from 155,000 to 605,000.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT AUDITORS

Arthur Andersen LLP served as independent auditors for the Company for the year ended December 31, 2001. On March 14, 2002, the Board of Directors, based on the recommendation of the Audit Committee, determined not to renew the appointment of Arthur Andersen as the Company’s independent auditors for the 2002 fiscal year and appointed KPMG LLP as independent auditors for the 2002 fiscal year. KPMG will audit the Company’s consolidated financial statements for the 2002 fiscal year.

Arthur Andersen’s reports on the consolidated financial statements for each of the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date of this Proxy Statement, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(2)(i) of SEC Regulation S-K.

During the years ended December 31, 2001 and 2000 and through the date of the Board’s decision to change auditors, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

Audit Fees. The aggregate fees for professional services rendered by Arthur Andersen in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements in our Quarterly Reports on Form 10-Q for the 2001 fiscal year were $73,000.

Audit Related Fees. The aggregate fees for audit related services, which related to preparation and delivery of comfort letters and consents, rendered by Arthur Andersen in the 2001 fiscal year were $53,500.

Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Arthur Andersen in the 2001 fiscal year relating to financial information systems design and implementation fees.

All Other Fees. The aggregate fees for all other services, which services related primarily to tax compliance, rendered by Arthur Andersen in the 2001 fiscal year were $68,000.

A proposal will be presented at the Annual Meeting to ratify the appointment of KPMG as our independent auditors. Representatives of KPMG and Arthur Andersen are expected to be present at the Annual Meeting, will have the opportunity to make statements if they desire to do so, and are expected to be available to respond to appropriate questions. If the Company’s shareholders do not vote at the Annual Meeting to ratify the appointment of KPMG as the Company’s independent auditors for the fiscal year ended December 31, 2002, the Board of Directors will request the Audit Committee to consider such vote in its review and future recommendation of auditors.

Board Recommendation

The Board of Directors recommends a vote For ratification of the appointment of KPMG as the Company’s independent auditors for the 2002 fiscal year.

OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table sets forth information concerning beneficial owners of more than five percent of the Company’s outstanding common stock as of April 15, 2002.

	Number of
	Shares
Name and Address of	Beneficially
Beneficial Owner	Owned	Percent

Friedman, Billings, Ramsey Group, Inc.(1)
1001 Nineteenth Street North
Arlington, VA 22209	3,090,771 (1)	16.76%

NWQ Investment Management
2049 Century Park East
4th Floor
Los Angeles, CA 90067	1,563,753	8.48%

Boston Partners Asset Management
One Financial Center
43rd Floor
Boston, MA 02111	1,318,521	7.15%

(1)	An aggregate of 2,185,991 of these shares were held by subsidiaries of Friedman, Billings, Ramsey Group, Inc. and 244,700 shares were held by FBR Weston, LP, an affiliate of Friedman, Billings, Ramsey Group, Inc., for long-term investment purposes. The remaining 660,080 shares were held by Friedman, Billings, Ramsey & Co., Inc. in its capacity as a market maker.

How Much Stock Do the Company’s Directors and Officers Own?

The following table sets forth the beneficial ownership of the Company’s common stock, as of April 15, 2002, by (i) each director and director nominee of the Company, (ii) each executive officer of the Company and (iii) all directors and executive officers as a group. Unless otherwise indicated, shares of common stock are owned directly and the indicated person has sole voting and investment power.

	Shares of Common		Shares of Common
	Stock Beneficially		Stock Acquirable
Name	Owned		Within 60 days	Percent of Class

Eric F. Billings, Chairman and Chief Executive Officer	256,600	(1)(2)	—	1.39%
Emanuel J. Friedman, Director	5,000		—	—
Peter A. Gallagher, Director	15,000		—	(5)
Stephen D. Harlan, Director	21,000		—	(5)
Russell C. Lindner, Director	—		15,000	(5)
Richard J. Hendrix, President and Chief Operating Officer	11,375	(3)	—	(5)
Kurt R. Harrington, Chief Financial Officer and Treasurer	2,750	(4)	—	(5)
All directors and executive officers as a group (7 persons)	311,726		15,000	1.77%

(1)	Includes 244,700 shares by FBR Weston, LP, as to which Mr. Billings may be deemed to have shared voting and dispositive power. Mr. Billings disclaims beneficial ownership of all shares held by FBR Weston in excess of his pecuniary interest.

(2)	Does not include shares identified above for FBR Group, of which Messrs. Billings and Friedman are principal shareholders.

(3)	Includes 5,000 shares of restricted stock as to which Mr. Hendrix has voting power. Full beneficial ownership of these shares is contingent on shareholder approval at the Annual Meeting of the amendment to the FBR Asset Investment Corporation Stock Incentive Plan described in Proposal No. 3 of this Proxy Statement and satisfaction of vesting requirements.

(4)	Includes 2,000 shares of restricted stock as to which Mr. Harrington has voting power. Full beneficial ownership of these shares is contingent on shareholder approval at the Annual Meeting of the amendment to the FBR Asset Investment Corporation Stock Incentive Plan described in Proposal No. 3 of this Proxy Statement and satisfaction of vesting requirements.

(5)	Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16 of the Securities and Exchange Act of 1934, the Company’s directors and executive officers, and any persons beneficially owning more than ten percent of the Company’s common stock, are required to report their ownership of the common stock and any changes in that ownership to the SEC. These persons are also required to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to timely file such reports by those due dates during the 2001 fiscal year.

Based solely upon its review of the reports furnished to the Company or written representations from the Company’s directors and executive officers that such reports were not required from those persons, the Company believes that all of these filing requirements were satisfied by the Company’s directors and executive officers during 2001.

MANAGEMENT OF THE COMPANY

Who Are the Officers of the Company?

The executive officers of the Company, their ages and their positions are as follows:

Name	Age	Position(s) Held

Eric F. Billings	49	Chairman and Chief Executive Officer
Richard J. Hendrix	36	President and Chief Operating Officer
Kurt R. Harrington	49	Chief Financial Officer and Treasurer

The executive officers serve at the discretion of the Board of Directors. Biographical information for the last five years about Eric F. Billings is provided above. Biographical information about Kurt R. Harrington and Richard J. Hendrix is set forth below.

Kurt R. Harrington has served as Chief Financial Officer and Treasurer of the Company since September 1999. He joined FBR Group in March 1997 as Vice President, Finance/ Treasurer, and has served as Chief Financial Officer of FBR Group since January 2000. From September 1996 to March 1997, Mr. Harrington was a consultant to the venture capital industry. For the five years before then, Mr. Harrington was Chief Financial Officer of Jupiter National, Inc., a publicly-traded venture capital company, and in that capacity, served as a director of a number of companies, including Viasoft, Inc., a publicly-held software company from January 1994 to October 1995. Mr. Harrington is a Certified Public Accountant.

Richard J. Hendrix has served as President since March 2002 and Chief Operating Officer since March 2001. Mr. Hendrix is also a Senior Managing Director in the Investment Banking Group for Friedman Billings Ramsey & Co., Inc. From January 1998 until August 1999, Mr. Hendrix was the Managing Director of PNC Capital Markets’ Investment Banking group focusing on mergers and acquisitions and equity and high-yield debt underwriting. From January 1995 until January 1998, Mr. Hendrix headed PNC Capital Market’s asset-backed securities business, which encompasses public underwriting of asset backed securities, private placement of asset backed securities and the administration of two commercial paper conduits. Prior to that, Mr. Hendrix held several positions with PNC’s corporate banking group including managing the National Corporate Banking Department at PNC Bank, Ohio.

How Often Did the Board Meet in 2001?

The Board of Directors held five meetings during 2001. All directors attended at least 75% of the Board meetings and meetings of committees of the Board on which they served.

What Committees has the Board Established?

The Company presently has an Audit Committee, Contracts Committee, Executive Committee and a Nominating Committee of its Board of Directors. The Board may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors.

Audit Committee. The Audit Committee consists of the Company’s three independent directors, Messrs. Gallagher, Harlan and Lindner. Mr. Harlan serves as Chairman. The Audit Committee assists the Board of Directors in monitoring the Company’s financial reporting process and will assume such additional responsibilities as may be assigned to it by the Board of Directors from time to time. Each member of the Audit Committee is “independent” as defined by the New York Stock Exchange listing standards. The Audit Committee held three meetings during 2001. The Board of Directors has adopted an amended written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

Contracts Committee. The Contracts Committee consists of the Company’s three independent directors, Messrs. Gallagher, Harlan and Lindner. Mr. Lindner serves as Chairman. The Contracts Committee assists the Board of Directors in reviewing any contract that the Company may propose to enter into with FBRIM or its affiliates, including, without limitation, the Management Agreement between the Company and FBRIM, and monitors on an ongoing basis the performance of FBRIM or any of its affiliates pursuant to any such contract. The Contracts Committee also reviews and has authority to approve or disapprove any investment or loan by the Company in or to a client or proposed client of FBRIM or any of its affiliates. The Contracts Committee held seven meetings during 2001.

Executive Committee. The Executive Committee consists of Messrs. Billings and Friedman. Mr. Billings serves as Chairman. When the Board of Directors is not in session, the Executive Committee exercises all of the Board of Director’s authority, provided, however, that unless otherwise authorized by the Company’s Bylaws, the Executive Committee does not have the authority to elect directors, declare dividends or distributions on stock, recommend to shareholders any action that requires shareholder approval, amend or repeal the Company’s Bylaws, approve any merger or share exchange that does not require shareholder approval, authorize the issuance of stock, or approve transactions that require the approval of the independent directors. The Executive Committee held no meetings during 2001.

Nominating Committee. The Nominating Committee consists of the Company’s three independent directors, Messrs. Gallagher, Harlan and Lindner. Mr. Gallagher serves as Chairman. The Nominating Committee assists the Board of Director’s in establishing processes for director nominations, including the criteria for selecting nominees, and identifies and recommends nominees for election to the Board of Directors. The Nominating Committee held one meeting during 2001.

Compensation of Directors

The Company pays its independent directors an annual fee of $16,000. In addition, the Company pays each director a per diem fee of $1,000 for each meeting of the Board of Directors, any Board Committee or any combination thereof attended in person in a single day and $500 for each meeting of the Board of Directors, any Board Committee or any combination thereof attended telephonically in a single day. In addition, the Company pays each director who serves on the Contracts Committee a fee of $1,500 for each meeting of the Contracts Committee attended in person or telephonically for the purpose of considering investments by the Company. Finally, the Company pays an annual retainer fee of $3,000 to the Chairman of the Audit Committee and the Contracts Committee and an annual retainer of $1,000 to the Chairman of the Nominating Committee. Directors who are directors, officers or employees of FBRIM or any of its affiliates do not receive separate compensation from the Company. The Company reimburses all directors, including affiliated directors, for the costs and expenses of attending all Board of Directors and committee meetings.

In addition, the Company has from time to time granted to its independent directors stock options under the FBR Asset Investment Corporation Stock Incentive Plan.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee assists the Board of Directors in monitoring the Company’s accounting, auditing and financial reporting practices.

The Audit Committee consists of three independent members (as independence is defined by the rules of the New York Stock Exchange). Those three members are: Stephen D. Harlan, Peter A. Gallagher and Russell C. Lindner. Mr. Harlan serves as the chairman of the Audit Committee.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls and procedures designed to insure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

During 2001, the Audit Committee had three meetings. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the Company’s independent auditors. Among other things, the Audit Committee discussed with management and the independent auditors the overall scope and plans with respect to the audit of the Company’s financial statements. The Audit Committee separately met with the independent auditors, with and without management, to discuss the results of their examinations and their evaluations of the Company’s internal controls. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the 2001 Annual Report on SEC Form 10-K with the Company’s management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In addition, the Audit Committee discussed with the independent auditors the independent auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee discussed with the auditors any relationships that may have had an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Arthur Andersen LLP for audit and non-audit services and considered whether the provision of non-audit services by Arthur Andersen is compatible with maintaining Arthur Andersen’s independence.

Following the recommendation of the Audit Committee, on March 14, 2002, the Board of Directors determined to no longer engage Arthur Andersen as the Company’s independent auditors and approved the engagement of KPMG LLP to serve as the Company’s independent auditors for 2002.

Arthur Andersen’s reports on the consolidated financial statements for each of the years ended December 31, 2000 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope or accounting principles.

During the years ended December 31, 2000 and 2001 and prior to the date of the Board’s decision to change auditors, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(2)(i) of SEC Regulation S-K.

During the years ended December 31, 2000 and 2001 and prior to the date of the Board’s decision to change auditors, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Stephen D. Harlan, Chair

Peter A. Gallagher
Russell C. Lindner

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Because of the Company’s extensive involvement in real estate, financial services, energy and other securities, FBR Group may have material direct and indirect interests in, or relationships with, companies in which the Company also has an interest. FBR Group’s interests may conflict with the Company’s interests. For example, the Company may purchase equity securities of, or loan money to, a company:

•	whose securities have been or will be underwritten by Friedman, Billings, Ramsey & Co., Inc. (“FBR”);

•	to which FBR provides financial advisory services;

•	on which FBR provides ongoing research; or

•	in whose securities FBR makes a market.

The purchase of securities by the Company, or loans made by the Company, may create a conflict because they may indirectly benefit FBR Group and the Company’s directors, officers and owners. Following are investments that the Company held in, or loans that the Company made that were outstanding during, 2001 and since the end of 2001 through the date of this Proxy Statement in or to companies with which FBR Group or one or more of its affiliates has a relationship:

•	FBR has provided underwriting, financial advisory and other investment banking services to Prime Group, Inc. and its affiliates on several occasions since 1997. On March 30, 2001, the Company loaned $12 million to Prime Aurora, L.L.C., a wholly-owned subsidiary of Prime Group Realty, L.P, which is an affiliate of Prime Group, Inc. The loan originally bore interest at a rate of 12% per annum. The Company has amended the loan agreement with Prime Aurora and extended the Company’s maturity date six times since the loan’s original maturity date in exchange for extension fees, interest rate increases and various other concessions. Prime Aurora has paid off $9 million of the loan to date, and the remaining $3 million that remains outstanding became due and payable on March 31, 2002. Prime Aurora, L.L.C. has not repaid the remaining $3 million balance as of the date of this Proxy Statement. Accordingly, the loan is currently in default and is subject to weekly increases in the annual interest rate until the loan is repaid in full. The Company is currently in discussions with Prime Aurora, L.L.C. and Prime Group Realty, L.P. regarding the repayment in full of the loan and all accrued interest. The loan is fully secured by a first priority mortgage lien on 47.91 acres of unimproved land in the “Prime Aurora Business Park” in Aurora, Illinois and 36.33 acres of unimproved land in Dekalb County, Illinois. The loan and is subject to an unconditional guarantee by Prime Group Realty, L.P.

•	On July 17, 2000, the Company extended a $4 million loan to Prime Capital Funding I, LLC, an affiliate of Prime group, Inc., pursuant to a Sixty-Day Loan and Security Agreement. The loan bore interest at a rate of 18% per annum and was secured by a pledge of two collateral mortgage notes owned by Prime Capital Funding with an aggregate principal balance of approximately $11.3 million. Both of the notes were secured by deeds of trust on the same three commercial real estate properties. On September 29, 2000, Prime Capital Funding conveyed the two collateral mortgage notes to the Company in exchange for the Company’s cancellation of Prime Capital

Funding’s indebtedness under the $4 million loan. In connection with this conveyance, Prime Capital Funding also agreed to repurchase the two collateral mortgage notes from the Company. In February 2001, in two payments, Prime Capital Funding repurchased the two collateral mortgage notes from the Company for the full amount of the agreed repurchase price and reimbursed the Company for costs incurred in connection with the transaction.

•	On April 21, 1999, the Company acquired 78,400 shares of Prime Retail, Inc.’s Series A 10.5% preferred stock in open-market transactions at $18.55 per share. FBR has in the past provided underwriting and other financial advisory services to Prime Retail, Inc. The Company sold all 78,400 shares of Prime Retail, Inc. Series A 10.5% preferred stock that it owned for $4.07 per share in December 2001. In 2001, the Company recognized and charged to income losses of approximately $500,000 on its investment in the Prime Retail, Inc. Series A 10.5% preferred stock.

•	On November 28, 2001, the Company purchased 625,000 shares, or approximately 2.2%, of the outstanding common stock of MCG Capital Corporation in a private placement at a price of $15.895 per share. FBR was the placement agent in the offering and, as a result, the Company purchased the Company’s shares net of FBR’s discount. Because this investment was deemed by FBR to have assisted in facilitating the completion of the private placement transaction, the Company earned 10%, or approximately $1.0 million, of the net cash fees paid to FBR for the Company’s role as the placement agent in the transaction.

•	On June 29, 2001, the Company purchased 1,000,000 shares, or approximately 3.6%, of the outstanding common stock of Saxon Capital Acquisition Corp. in a private placement at a price of $9.30 per share. FBR was the placement agent in the offering and, as a result, the Company purchased the Company’s shares net of FBR’s discount. Because this investment was deemed by FBR to have assisted in facilitating the completion of the private placement transaction, the Company received 10%, or approximately $1.7 million, of the net cash fees paid to FBR for the Company’s role as the placement agent in the transaction.

•	On January 24, 2001, the Company purchased 800,000 shares, or approximately 1.8%, of the outstanding common stock of Annaly Mortgage Management, Inc. at a price of $8.93 per share in a non-underwritten public offering concurrent with a secondary underwritten public stock offering of Annaly’s common stock. FBR was the lead underwriter in the underwritten stock offering. The underwriting discount was 6%. FIDAC, an affiliate of Annaly, is the current sub-manager of the Company’s mortgage portfolio. On March 22, 2002, Friedman, Billings, Ramsey Investment Management, Inc. (“FBRIM”), the Company’s external advisor and a subsidiary of FBR Group, notified FIDAC that it had determined to terminate the sub-advisory agreement with FIDAC. The decision to terminate the sub-advisory agreement was based on FBRIM’s determination that, after consultation with the Company’s Board of Directors, that it would be in the best interests of the Company and its shareholders to terminate the sub-advisory agreement in light of the increased size of the Company’s equity capital and mortgage-backed securities portfolio. The sub-advisory agreement with FIDAC will terminate in accordance with its terms on April 30, 2002. Concurrently with the termination of the sub-advisory agreement, the Company and FBRIM have agreed to a reduction of the management fee that the Company will be required to pay from 0.25% to 0.20% of the average book value of the Company’s mortgage assets during each calendar quarter. See “The Management Agreement — The Sub-Manager” below.

•	FBR was the lead underwriter in February 1998 of an initial public offering by Capital Automotive REIT of 20 million shares at a public offering price of $15 per share. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, the Company purchased from Capital Automotive 1,792,115 shares for $25 million, or $13.95 per share. The Company sold 720,000 shares for an average sale price of $17.49 per share between November 2000 and November 2001 and the remaining 920,115 shares in January 2002 for an average price of $19.73 per share.

•	FBR was the lead underwriter in January 1998 of an initial public offering by RAIT Investment Trust (formerly known as Resource Asset Investment Trust) of 2,833,334 shares at a public offering price of $15 per share. The underwriting discount was 7%. From February 1998 until June 1998, the Company purchased in open-market transactions 344,575 shares of RAIT common stock at an average price per share of $15.36. FBR was also the lead underwriter for secondary offerings by RAIT of 2,800,000 shares of common stock in March 2001 at a public offering price of $13.75 per share, of 2,875,000 shares of common stock in December 2001 at a public offering price of $16.00 per share and of 1,380,000 shares of common stock in March 2002 at a public offering price of $18.05 per share.

•	In connection with the organization of Building One Services Corporation, formerly known as Consolidated Capital Corporation, the Company acquired 500,000 shares of Building One in December 1997 for $10 million, or $20 per share. FBR was the lead underwriter of a $480 million initial public offering by Building One that closed in December 1997. The public offering price was $20 per share and the underwriting discount was 7%. W. Russell Ramsey, one of FBRIM’s executive officers at the time, served as a director of Building One until June 30, 1999. On May 11, 1999, Building One Services Corporation announced the results of a self tender offer that expired on April 29, 1999. Pursuant to Building One’s tender offer, the Company sold 297,341 of its Building One common shares for a price of $22.50 per share, or $6.7 million. The Company sold an additional 67,800 shares of Building One during the first quarter of 2000 on the open market at an average price of $9.78 per share. The Company retained 134,859 shares of Building One’s common stock, which were converted into 168,573 shares of the common stock of Encompass Service Corporation in a merger at an exchange ratio of 1.25 to 1. The Company sold 118,673 shares of Encompass common stock in July 2000 for a price of $4.95 per share, or $587,542. The Company sold its remaining 49,900 shares of Encompass in March 2001 for a price of $5.35 per share, or $266,956, for a net loss on the Company’s original investment of $1.8 million.

In addition,

•	In July 2001, the Company acquired an existing broker-dealer from FBR Group for a purchase price of $110,000. See “Agreement with Friedman., Billings, Ramsey & Co., Inc.” below.

•	FBR has served as lead underwriter in three follow-on public offerings by the Company of its common stock. The three offerings included the sale of 4,500,000 shares of common stock in August 2001 at a public offering price of $23.00 per share, with a 5% underwriting discount, 5,520,000 shares of common stock in January 2002 at a public offering price of $26.50 per share, with a 5% underwriting discount, and 4,000,000 shares of common stock in April 2002 at a public offering price of $27.90 per share, with a 5% underwriting discount.

Agreement with Friedman, Billings, Ramsey & Co., Inc.

The Company and the Company’s registered broker-dealer subsidiary, Pegasus Capital Corporation, entered into an agreement in July 2001 with FBR regarding the Company’s extension of credit to or investment in entities that are or may be FBR’s investment banking clients. In circumstances where FBR determines that a commitment by the Company to make a loan to or investment in an entity (each an “investment opportunity”) would facilitate a possible investment banking transaction, FBR presents the investment opportunity to the Company. The Company’s Investment Committee, which is comprised of Richard J. Hendrix, the Company’s President and Chief Operating Officer, and Eric F. Billings, the Company’s Chairman and Chief Executive Officer, reviews each investment opportunity and decides whether or not to recommend a commitment to make a loan or an investment based on the Company’s investment criteria. Mr. Billings is also an executive officer of FBR Group, Friedman, Billings, Ramsey Investment Management, Inc. (FBRIM), the Company’s external advisor, and FBR, and Mr. Hendrix is also a Managing Director of FBR and FBRIM. The approval of the Contracts Committee of the Company’s Board of Directors, which is solely comprised of the Company’s three independent directors, is required before any investment or loan is made in or to a client or proposed client of FBR. If the Company decides to make a loan or investment commitment to an entity, the commitment is not contingent on FBR being engaged to provide investment banking services by the entity. If, however, FBR is engaged to provide investment banking services to the entity, Pegasus is provided the opportunity to act as financial adviser to FBR in connection with structuring the transaction and, in return for the Company’s services, it will receive 10% of the net cash investment banking fees received by FBR as a result of the engagement. The payments Pegasus receives from FBR will generally be taxed at normal corporate rates and will generally not be distributed to the Company’s shareholders.

The Management Agreement

The Company has a management agreement with FBRIM expiring on December 17, 2002. The management agreement may be renewed for additional one year periods. FBRIM is an affiliate of FBR Group. FBRIM performs management services on behalf of the Company. These services include, but are not limited to,

•	consulting with the Company on purchase and sale opportunities,

•	collection of information and submission of reports pertaining to the Company’s assets, interest rates, and general economic conditions, and

•	periodic review and evaluation of the performance of the Company’s portfolio of assets.

The Management Fee

Base Management Fee

FBRIM is entitled to receive a quarterly base management fee equal to the sum of:

•	0.25% per annum of the average book value of the Company’s mortgage assets during each calendar quarter; and

•	0.75% per annum of the average book value of the remainder of the Company’s invested assets during each calendar quarter.

As discussed below under “The Sub-Manager,” after April 30, 2002, the first component of the base management fee will be reduced to 0.20% per annum of the average book value of the Company’s mortgage assets during each calendar quarter.

For the year ended December 31, 2001, the Company paid FBRIM base management fees totaling $1,842,296.

Incentive Compensation

FBRIM is also entitled to receive incentive compensation based on the Company’s performance. For each calendar quarter, FBRIM is entitled to receive 25% of the “Incentive Calculation Amount” for the 12 month period ending with the end of that calendar quarter.

The “Incentive Calculation Amount” for any 12 month period means an amount equal to the product of

      (A)     25% of the dollar amount by which

(1) (a) the Company’s Funds from Operations (before the incentive fee) per share of common stock, based on the weighted average number of shares outstanding, (b) plus gains or minus losses from debt restructuring and sales of property per share, based on the weighted average number of shares outstanding, exceed

(2) an amount equal to (a) the weighted average of the price per share in the initial private offering of our common stock in 1997 and the price per share in any subsequent follow-on offerings by the Company multiplied by (b) the 10-Year U.S. Treasury Rate plus five percent per annum multiplied by

      (B)     the weighted average number of common shares outstanding during the applicable period.

“Funds from Operations” as defined by the National Association of Real Estate Investment Trusts means net income computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as an indication of the Company’s performance or to cash flows as a measure of liquidity or ability to make distributions.

As used in calculating FBRIM’s compensation, the term “10-Year U.S. Treasury Rate” means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed-rate securities, adjusted to constant maturities of ten years, published by the Federal Reserve Board during a quarter. The average 10-Year U.S. Treasury Rate for the year ended December 31, 2001, was 5.02.

For the year ended December 31, 2001, the Company paid FBRIM incentive compensation totaling $1,652,061.

In December 1997, FBRIM also received options to purchase 1,021,900 shares of the Company’s common stock at $20 per share. The estimated value of these options at the time of grant was $909,492, based on a discounted Black-Scholes valuation, and was amortized over the initial term of the management agreement. The value of these options has been fully amortized by the Company. FBRIM agreed to the rescission of options to purchase 155,000 common shares in connection with the establishment of the Company’s stock incentive plan and transferred an additional 51,095 of its options to Blackrock Financial Management, Inc., FBRIM’s former sub-advisor with respect to the Company’s mortgage-backed securities portfolio. FBRIM has exercised all the remaining 815,805 options.

The Sub-Manager

On February 14, 2000, FBRIM entered into a sub-management agreement with Fixed Income Discount Advisory Company, Inc. (“FIDAC”) to advise FBRIM with respect to management of the Company’s mortgage portfolio. FIDAC replaced Blackrock Financial Management, Inc. as sub-advisor with respect to the Company’s mortgage portfolio. As compensation for rendering services, FIDAC is entitled to a sub-advisory fee based on the average gross asset value managed by FIDAC. FIDAC is a registered investment adviser under the Investment Adviser’s Act of 1940. FIDAC, in its discretion, subject to the supervision of FBRIM and the Company’s Board of Directors, evaluates and monitors the Company’s mortgage portfolio.

FIDAC is an affiliate of Annaly Mortgage Management, Inc., a mortgage REIT that is listed for trading on the New York Stock Exchange under the symbol “NLY.” The Company owns approximately 3.3% of the outstanding common stock of Annaly.

On March 22, 2002, FBRIM notified FIDAC that it had determined to terminate the sub-advisory agreement with FIDAC. The decision to terminate the sub-advisory agreement was based on FBRIM’s determination, after consultation with the Company’s Board of Directors, that it would be in the best interests of the Company and its shareholders to terminate the sub-advisory agreement in light of the increased size of the Company’s equity capital and mortgage-backed securities portfolio. The sub-advisory agreement with FIDAC will terminate in accordance with its terms on April 30, 2002. Concurrently with the termination of the sub-advisory agreement, the Company and FBRIM have agreed to a reduction of the management fee that the Company will be required to pay from 0.25% to 0.20% of the average book value of the Company’s mortgage assets during each calendar quarter.

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

The Company has adopted the FBR Asset Investment Corporation Stock Incentive Plan that provides for the grant of both tax-qualified incentive stock options and non-qualified stock options and restricted stock awards. The Company’s Board of Directors, or a committee appointed by the Board, administers the stock incentive plan, which is designed to promote the success and enhance the value of the Company by linking the interests of those who provide services to the Company with the interests of the Company’s shareholders, and by providing those persons with an incentive for outstanding performance. The stock incentive plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain persons upon whose judgment, interest, and special efforts the Company’s successful operation is largely dependent.

Officers, employees, and directors of the Company and FBR, as well as other persons who provide services to the Company, are eligible to participate in the stock incentive plan. The Board of Directors or a committee of the Board of Directors determines which officers, employees, and service providers will participate in the plan and sets the terms of these persons’ awards.

The stock incentive plan provides that the total number of shares of common stock available for issuance under the plan may not exceed 155,000 shares. The options granted under the stock incentive plan will be exercisable in whole or in part at any time before December 17, 2007, at exercise prices that vary depending upon what the market price of the Company common stock was at the time the grants were made. Certain option grants were made with exercise prices that were below the fair market value of the Company’s common stock at the time of grant. The exercise prices of options that have been granted to key employees of the Company under the stock incentive plan range from $15 per share to $20 per share. A participant exercising an option may pay the exercise price in full in cash or by forfeiting options with a value equal to the exercise price of the exercised option, or, if approved by the Board of Directors, with previously acquired shares of common stock, or a combination of the foregoing. Restricted stock awards made under the plan are subject to vesting requirements approved by the Board of Directors. Recipients of restricted stock awards have the power to vote and receive dividends with respect to the awarded shares whether vested or not.

The Company’s Board of Directors may at any time terminate, amend, or modify the stock incentive plan; provided that no termination, amendment, or modification may impair the rights of option and restricted stock holders, and no amendment may be made without shareholder approval to the extent shareholder approval is required by law or stock exchange rules.

The Company’s Board of Directors did not approve the granting of any options to acquire shares of the Company’s common stock during the 2001 fiscal year. The Board approved restricted stock awards of 14,000 total shares during 2001.

EXECUTIVE COMPENSATION

The Company does not have any employees. The Company is managed by FBRIM pursuant to the Management Agreement between the Company and FBRIM. All of the Company’s executive officers are employees of FBR Group or one or more of its affiliates. The Company has not paid, and does not intend to pay, any annual compensation to its executive officers.

PERFORMANCE GRAPH

The following graph compares the change in the Company’s shareholder cumulative total return on the common stock for the period September 29, 1999, which was the first day the Company’s common stock actually traded on the American Stock Exchange, through December 31, 2001, with the changes in the Standard & Poor’s 500 Stock Index and the Morgan Stanley REIT Index for the same period, assuming a base share price of $100 for the common stock and each index for comparative purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.

The Company’s common stock was originally issued on December 11, 1997, in a private placement of 10,415,827 shares at a purchase price of $20.00 per share. Based on market conditions in the public REIT sector, the Board of Directors authorized a stock repurchase program on September 8, 1998. During the 2001 fiscal year, the Company repurchased 411,900 shares of its common stock at an average price of $20.23 per share.

[CHART]

	FBR Asset Investment	Morgan Stanley REIT
	Corporation	Index	S&P 500

9/29/99	100.00	100.00	100.00
	96.00	101.00	101.00
	97.00	99.00	106.00
	117.00	97.00	109.00
Dec-99	126.00	100.00	115.00
	124.00	101.00	109.00
	96.00	99.00	107.00
	106.00	103.00	118.00
	119.00	110.00	114.00
	130.00	111.00	112.00
	144.00	114.00	115.00
	153.00	124.00	113.00
	157.00	119.00	120.00
	165.00	122.00	113.00
	186.00	117.00	112.00
	185.00	119.00	104.00
Dec-00	216.00	127.00	105.00
	226.00	128.00	108.00
	236.00	125.00	98.00
	277.00	126.00	92.00
	260.00	129.00	99.00
	274.00	132.00	100.00
	273.00	140.00	98.00
	284.00	137.00	97.00
	274.00	142.00	91.00
	276.00	137.00	83.00
	278.00	132.00	85.00
	298.00	140.00	91.00
Dec-01	341.00	143.00	92.00

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K is enclosed with this Proxy Statement.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

A shareholder who wishes to introduce a proposal for consideration at the Company’s 2003 Annual Meeting of shareholders may seek to have that proposal included in the Company’s Proxy Statement pursuant to U.S. Securities and Exchange Commission (“SEC”) Rule 14a-8. To qualify for this, the proposal must be submitted to the Company not later than December 24, 2002, and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors in compliance with applicable state law and the Company’s Bylaws. The Company’s Bylaws provide that a proposal or nomination must be in writing and must be delivered to the Secretary of the Company at its executive offices by personal delivery or United States mail not later than 90 days in advance of the 2003 Annual Meeting. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Company’s Bylaws. If a shareholder fails to meet the deadlines specified by SEC Rule 14a-8 and the Company’s Bylaws or fails to comply with the requirements of SEC Rule 14a-4, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly comes before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of certain officers and employees of FBR Group or its affiliates (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and facsimile from brokerage houses and other stockholders. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s common stock. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. D.F. King & Co., Inc. will receive a fee of $5,500 and reimbursement of out-of-pocket expenses, all of which will be paid by the Company.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

Exhibit A

FBR ASSET INVESTMENT CORPORATION

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

April 22, 2002

I.     MEMBERSHIP

      The Audit Committee shall be comprised of three or more directors appointed by the Board of Directors, one of whom shall be designated by the Board as Chairman. Each member of the Audit Committee shall be an “independent” director within the New York Stock Exchange definition of “independence”. Each member of the Audit Committee must be financially literate, or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise, as such qualifications are defined in the New York Stock Exchange rules.

II.     MEETINGS

      The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally at least three times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

III.     DUTIES AND RESPONSIBILITIES

      The Audit Committee is appointed to assist the Board of Directors in monitoring the Company’s financial reporting process. The Audit Committee will assume such additional responsibilities as may be specifically assigned to it by the Board of Directors from time to time. Specifically, the Audit Committee shall:

      Independent Auditor

• Recommend to the Board of Directors the appointment of the independent auditor.

• Inform the independent auditor that it is ultimately accountable to the Audit Committee and the Board of Directors and not to management. However, there is an expectation that the independent auditors will communicate any concerns to management as well as the Audit Committee.

• Approve the general terms of the engagement of the independent auditor, including the scope of the engagement, the fee arrangements, and the staffing of the engagement.

• Review the written statement from the independent auditor, provided pursuant to Independent Standard Boards Standard No. 1, concerning any relationships that may adversely impact the independence of the auditor and discuss such statement with the auditor.

• Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

      Financial Reporting Processes

• Review with management and the independent auditor the results of any significant matters identified by the independent auditor and brought to the attention of the Audit Committee by the independent auditor as a result of the independent auditor’s interim review procedures with respect to the Company’s quarterly financial statements.

• Meet with the independent auditor prior to the audit to review its audit procedures, including the scope, fees, timing and staffing of the audit.

• Review with the independent auditor and management the annual audited financial statements, as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

• Review with the independent auditor the results of the annual audit examination and any management letter provided by the auditor and the Company’s response to that letter.

• Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

• Review with the independent auditor and financial management the nature of any off-balance sheet financings, special purpose financing and trading vehicles, derivatives and other complex transactions.

• Review with the independent auditor and financial management the significant accounting policies to ascertain that the financial statements accurately reflect the underlying economic conditions and are not just strict adherence to accounting rules. Among others, several tests should be considered in evaluating the financial disclosures. These include (a) does the overall result violate the accounting principles upon which the relevant accounting rule is based? (b) does the result mislead investors as to a material issue? (c) does the application of the critical accounting policies by management reflect a “mainstream” versus and aggressive approach? (d) do the accounting policies entail a particularly high degree of subjectivity?

• Inquire of the independent auditors as to (a) their understanding of management’s compliance with any code of ethics or conduct adopted by the Company, and (b) whether they have received any “whistle-blower” letters or communications from anyone.

• Review the Company’s MD&A in public SEC filings to determine that there is adequate disclosure and discussion of (a) the ramifications and risks regarding important accounting policies and related judgments and the likelihood of material differences if different accounting policies were utilized, and (b) any material related-party transactions.

• Review with the Company’s chief legal counsel (a) legal matters that may have a material impact on the financial statements, (b) any significant reports to or inquiries received from regulators or governmental agencies, and (c) any “whistle-blower” letters or communications received from anyone.

• Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

• Meet at least annually with the Chief Financial Officer and the independent auditor in separate executive sessions.

      Other Matters

• Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

• Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

• Receive from management and review analyst reports and press stories about the Company’s accounting and disclosures.

• Be available to the independent auditor during the year, as may be requested by the independent auditor.

IV.     GENERAL

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

FBR ASSET INVESTMENT CORPORATION

Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

Revocable Proxy

ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FBR ASSET INVESTMENT CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2002, AND ANY ADJOURNMENTS THEREOF.

The undersigned hereby appoints Kurt R. Harrington, Mary A. Sheehan, John M. Blassingame or any one of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in FBR Asset Investment Corporation (the “Company”) at the Annual Meeting of Shareholders to be held at the Monarch Hotel, 2401 M Street, NW, Washington DC, on Thursday, May 23, 2002 at 10:00 a.m., and at any adjournments thereof.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
FBR ASSET INVESTMENT CORPORATION

MAY 23, 2002

ê Please Detach and Mail in the Envelope Provided ê

A	☒	Please mark your vote as in this example

		FOR NOMINEES LISTED AT RIGHT	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED					FOR	AGAINST	ABSTAIN
1.	Election of directors	☐	☐	Nominees:	Eric F. Billings Emanuel J. Friedman Peter A. Gallagher Stephen D. Harlan Russell C. Lindner	2.	Proposal to approve an amendment to the Company’s Articles of Incorporation to state that nothing within the Articles of Incorporation shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange.	☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list at right)						3.	Proposal to approve an amendment to the FBR Asset Investment Corporation Stock Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 155,000 to 605,000.	☐	☐	☐

						4.	Proposal to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ended December 31, 2002.	☐	☐	☐

						5.	In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

						This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of each nominee for director and FOR proposals 2, 3, and 4.

						PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

PLEASE MARK HERE IF YOUR ADDRESS
HAS CHANGED AND NOTE CORRECTION AT LEFT: ☐

Signature_____________________________ Title_____________________________ Dated:_____________________________, 2002

NOTE:	Please sign name exactly as it appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.